EXHIBIT 99.1
NETEZZA ANNOUNCES FIRST QUARTER FISCAL 2010 FINANCIAL RESULTS
Revenues increased 15% over the prior year quarter
Marlborough, Mass. — May 27, 2009 — Netezza Corporation (NYSE: NZ), the global leader in data warehouse and analytic appliances, today reported its financial results for the first fiscal quarter ended April 30, 2009.
“In spite of the challenging economic environment, we are pleased that Netezza performed well during our first fiscal quarter. Our customers continue to derive significant business benefit from our products as they use the technology to drive some of their most strategic business processes,” said Jim Baum, Netezza’s President and Chief Executive Officer.
Total revenue for the first quarter of fiscal 2010 increased 15% to $45.4 million compared with $39.6 million for the same period one year ago. GAAP net loss for the first quarter of fiscal 2010 was $0.2 million compared with GAAP net income of $2.1 million for the same period one year ago. GAAP diluted net loss per share for the first quarter of fiscal 2010 was $0.00 compared with GAAP diluted net income per share of $0.03 for the same period one year ago. Non-GAAP net income for the first quarter of fiscal 2010 was $1.6 million compared with $3.8 million for the same period one year ago. Non-GAAP diluted net income per share for the first quarter of fiscal 2010 was $0.03 compared with $0.06 for the same period one year ago.
Non-GAAP operating income, non-GAAP net income and non-GAAP diluted net income per share exclude non-cash stock-based compensation, amortization of acquired intangible assets and the related income tax effect of excluding these expenses. A reconciliation of GAAP to non-GAAP results has been provided in the financial statements included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”
Financial Commentary:
“We are pleased that, despite the impact of the continued economic decline, we were still able to achieve 15% revenue growth year on year,” said Patrick Scannell, Senior Vice President and Chief Financial Officer of Netezza. “As we previously stated, we continued to invest in our products and distribution to position the company for the longer term. However, with the continued macro economic uncertainty, we are not in a position to provide any specific financial guidance for this fiscal year.”
Use of Non-GAAP Financial Measures:
To supplement Netezza’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Netezza is presenting certain non-GAAP measures of financial performance. Netezza believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Netezza’s performance by excluding certain non-cash items that may not be indicative of Netezza’s core business or future outlook. The presentation of these non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Netezza’s results of operations as determined in accordance with GAAP.
The non-GAAP financial measures presented by Netezza exclude non-cash stock-based compensation, amortization of acquired intangible assets and the related income tax effect of excluding these expenses. Given the varying valuation methodologies and assumptions that companies use under FAS123(R) and that companies use to value and amortize acquired intangible assets, Netezza’s management believes that excluding non-cash stock-based compensation allows investors to analyze Netezza’s recurring business over multiple periods and provide more meaningful comparisons with other companies. In addition, since Netezza had no amortization of acquired intangible assets in the first quarter of fiscal 2009, Netezza is presenting its operating results for the first quarter of fiscal 2010 without this charge to allow for a more meaningful comparison of current periods to prior year periods. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures provided in the financial statements included in this press release.
Quarterly Conference Call:
Netezza will host a conference call and webcast at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) on May 27, 2009 to discuss its first quarter fiscal year 2010 results and business outlook.
The conference call can be accessed by dialing +1-800-295-4740 for participants in the United States and by dialing +1-617-614-3925 for participants outside the United States. The passcode for the conference call is 62670273. A telephonic replay of the conference call will also be available two hours after the call and will run for two weeks. The replay can be accessed by dialing +1-888-286-8010 for participants in the United States and by dialing +1-617-801-6888 for participants outside the United States. The passcode for the replay is 52011552.
The webcast will be accessible from the “Investor Relations” section of Netezza’s Web site (http://www.netezza.com). The webcast will be archived on Netezza’s Web site for a period of one year.
About Netezza Corporation (NYSE: NZ):
Netezza Corporation is the global leader in data warehouse and analytic appliances that dramatically simplify high-performance analytics for business users across the extended enterprise, delivering significant competitive and operational advantage in today’s information-intensive marketplaces. The Netezza family of appliances brings appliance simplicity to a broad range of complex data warehouse and analytic challenges.

Customers who have realized the benefits of Netezza appliances include Ahold, Amazon.com, Debenhams, Department of Veterans Affairs, Epsilon, iBasis, eHarmony, Nationwide, Neiman Marcus, Orange UK, Premier, Inc., Ross Stores, Ryder System, Inc., The Carphone Warehouse and Virgin Media. Based in Marlborough, Mass., Netezza has offices in Washington, DC, the United Kingdom and the Asia Pacific region. For more information about Netezza, please visit www.netezza.com.
Netezza Performance Server and NPS are trademarks of Netezza Corporation. Other names may be trademarks of their respective owners.
For Netezza Investors:
The statements set forth above include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to Netezza’s future financial performance and Netezza’s business prospects. These statements involve risk and uncertainties, including: market demand for our products; our limited operating history and history of losses; quarterly fluctuation of our business; our ability to attract and retain key personnel; our ability to develop and introduce new products and manage product transitions; competition in the data warehouse market; our dependence on certain key customers; our ability to protect our patents and intellectual property; our ability to defend against third party infringement claims, other litigation and contingent liabilities; and risks relating to operating internationally. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements in this release, we refer you to the “Risk Factors” section of Netezza’s Annual Report on Form 10-K for the year ended January 31, 2009 which is on file with the SEC and available in the investor relations section of Netezza’s Web site at http://www.netezza.com and on the SEC Web site at http://www.sec.gov. In addition, any forward-looking statements included in this press release represent our views as of May 27, 2009. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to May 27, 2009.

Netezza Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30,	January 31,
	2009	2009
Assets

Current assets
Cash and cash equivalents	$107,395	$111,635
Accounts receivable	28,014	34,457
Inventory	17,416	18,409
Deferred tax assets, net	13,015	12,723
Restricted cash	15	379
Prepaid expenses and other current assets	3,073	3,160

Total current assets	168,928	180,763

Property and equipment, net	10,105	9,586
Deferred tax assets, net	9,415	9,415
Goodwill	2,188	2,000
Intangible assets, net	4,864	2,935
Long-term marketable securities	48,990	49,222
Restricted cash	739	739
Other long-term assets	3,592	4,199

Total assets	$248,821	$258,859

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$6,811	$8,424
Accrued expenses	5,185	6,301
Accrued compensation and benefits	4,562	6,352
Current portion of deferred revenue	40,475	46,356

Total current liabilities	57,033	67,433

Long-term deferred revenue	9,022	11,979
Other long-term liabilities	2,825	2,825

Total liabilities	68,880	82,237

Stockholders’ equity	179,941	176,622

Total liabilities and stockholders’ equity	$248,821	$258,859

Netezza Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	April 30,
	2009	2008
Revenue
Product	$32,702	$31,326
Services	12,665	8,250

Total revenue	45,367	39,576

Cost of revenue
Product	12,344	12,594
Services	3,475	2,104

Total cost of revenue	15,819	14,698

Gross margin	29,548	24,878

Operating expenses
Sales and marketing	14,676	13,330
Research and development	11,620	7,248
General and administrative	3,976	3,113

Total operating expenses	30,272	23,691

Operating income (loss)	(724)	1,187

Interest income	310	1,743
Interest expense	25	—
Other income (expense), net	131	(133)

Income (loss) before income tax benefit (expense)	(308)	2,797

Income tax benefit (expense)	71	(665)

Net income (loss)	$(237)	$2,132

Net income (loss) per common share:
Basic	$(0.00)	$0.04
Diluted	$(0.00)	$0.03

Shares used in per common share calculations:
Basic	59,917	57,944
Diluted	59,917	64,079

Netezza Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	April 30,
	2009	2008
Non-GAAP financial measures and reconciliation:

GAAP cost of product revenue	$12,344	$12,594
Non-cash stock-based compensation (1)	11	43
Amortization of acquired intangible assets (2)	69	—

Non-GAAP cost of product revenue	$12,264	$12,551

GAAP cost of service revenue	$3,475	$2,104
Non-cash stock-based compensation (1)	97	45
Amortization of acquired intangible assets (2)	82	—

Non-GAAP cost of service revenue	$3,296	$2,059

GAAP gross margin	$29,548	$24,878
Non-cash stock-based compensation (1)	108	88
Amortization of acquired intangible assets (2)	151	—

Non-GAAP gross margin	$29,807	$24,966

GAAP sales and marketing expenses	$14,676	$13,330
Non-cash stock-based compensation (1)	750	571
Amortization of acquired intangible assets (2)	68	—

Non-GAAP sales and marketing expenses	$13,858	$12,759

GAAP research and development expenses	$11,620	$7,248
Non-cash stock-based compensation (1)	634	441
Amortization of acquired intangible assets (2)	10	—

Non-GAAP research and development expenses	$10,976	$6,807

GAAP general and administrative expenses	$3,976	$3,113
Non-cash stock-based compensation (1)	743	560
Amortization of acquired intangible assets (2)	2	—

Non-GAAP general and administrative expenses	$3,231	$2,553

GAAP total operating expenses	$30,272	$23,691
Non-cash stock-based compensation (1)	2,127	1,572
Amortization of acquired intangible assets (2)	80	—

Non-GAAP total operating expenses	$28,065	$22,119

GAAP operating income (loss)	$(724)	$1,187
Non-cash stock-based compensation (1)	2,235	1,660
Amortization of acquired intangible assets (2)	231	—

Non-GAAP operating income	$1,742	$2,847

GAAP income tax benefit (expense)	$71	$(665)
Income tax effect (3)	(662)	—

Non-GAAP income tax benefit (expense)	$(591)	$(665)

GAAP net income (loss)	$(237)	$2,132
Non-cash stock-based compensation (1)	2,235	1,660
Amortization of acquired intangible assets (2)	231	—
Income tax effect (3)	(662)	—

Non-GAAP net income	$1,567	$3,792

GAAP net income (loss) per common share — basic	$(0.00)	$0.04
Non-cash stock-based compensation (1)	0.04	0.03
Amortization of acquired intangible assets (2)	0.00	—
Income tax effect (3)	(0.01)	—

Non-GAAP net income per common share — basic	$0.03	$0.07

GAAP net income (loss) per common share — diluted	$(0.00)	$0.03
Non-cash stock-based compensation (1)	0.04	0.03
Amortization of acquired intangible assets (2)	0.00	—
Income tax effect (3)	(0.01)	—

Non-GAAP net income per common share — diluted	$0.03	$0.06

Shares used in per common share calculations:
Basic	59,917	57,944
Diluted	59,917	64,079

Footnotes — Adjustments

(1)	Represents non-cash compensation charges associated with stock options granted and accounted for in accordance with the fair market provisions of Statement of Financial Accounting Standards No. 123(R) as follows:

	For the three months ended
	April 30,
	2009	2008
Cost of product revenue	$11	$43
Cost of services revenue	97	45
Sales and marketing	750	571
Research and development	634	441
General and administrative	743	560

Total non-cash stock-based compensation expense	$2,235	$1,660

(2)	Represents amortization of acquired intangible assets:

	For the three months ended
	April 30,
	2009	2008
Cost of product revenue	$69	$—
Cost of services revenue	82	—
Sales and marketing	68	—
Research and development	10	—
General and administrative	2	—

Total amortization expense	$231	$—

(3)	Income tax effect of excluding stock-based compensation and amortization of acquired intangible assets. There was no adjustment for the comparable period in fiscal year 2009.